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                       [ARTHUR ANDERSEN LLP LETTERHEAD]

                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Household Finance Corporation:


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 relating to the offering of up to $3,000,000,000 of Debt Securities and Warrants to Purchase Debt Securities, filed with the Securities and Exchange Commission on August 3, 1998, as amended by Amendment No. 1 thereto, to be filed on or about September 1, 1998, of our report dated June 30, 1998, included in Household Finance Corporation's Form 8-K dated September 1, 1998, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Chicago, Illinois
September 1, 1998